QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

Consent of independent accountants

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated April 24, 2002 relating to the consolidated financial statements of Ben Nederland Holding B.V., which appears in Deutsche Telekom AG's Annual Report on Form 20-F/A for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.

Amsterdam, January 10, 2005

/s/ PRICEWATERHOUSECOOPERS ACCOUNTANTS N.V.

QuickLinks

Consent of independent accountants